                                                       EXHIBIT 11
                            TANDY CORPORATION
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                                      Year Ended     Six Months Ended
                                                                      December 31,     December 31,       Year Ended June 30,
                                                                      ____________   ________________     ___________________
    (In thousands, except per share amounts)                              1993             1992            1992         1991

    PRIMARY EARNINGS PER SHARE

    Reconciliation of net income per statements of income to amounts used in computation of primary earnings per share:

        Net income, as reported                                        $  96,849         $  3,806        $ 183,847   $ 195,444
        Less dividends on preferred stock:
          Series B, net of tax in 1992 (a)                                (7,136)          (2,419)          (4,911)     (4,538)
          Series C                                                       (32,100)         (16,050)         (12,573)        --
                                                                       __________        _________       __________  __________
        Net income available to common stockholders                       57,613          (14,663)         166,363     190,906
        Plus dividends on Series C preferred stock                        32,100           16,050           12,573         --
                                                                       __________        _________       __________  __________
        Net income for primary earnings per share                      $  89,713         $  1,387        $ 178,936   $ 190,906
                                                                       __________        _________       __________  __________
                                                                       __________        _________       __________  __________

        Weighted average number of common shares outstanding              63,582           63,072           74,631      78,258
        Weighted average number of $2.14 depositary shares,
          representing Series C preferred stock, treated as
          common stock due to mandatory conversion (b)                    12,457           12,457            4,323         --
        Weighted average number of common shares issuable
          under stock option plans, net of assumed treasury stock
          repurchases at average market prices                               145               30               57         --
                                                                       __________        _________       __________  __________
        Weighted average number of common and common
          equivalent shares outstanding                                   76,184           75,559           79,011      78,258
                                                                       __________        _________       __________  __________
                                                                       __________        _________       __________  __________

        Net income per average common and common equivalent share      $    1.18         $   0.02        $    2.26   $    2.44
                                                                       __________        _________       __________  __________
                                                                       __________        _________       __________  __________

    FULLY DILUTED EARNINGS PER SHARE (c)

    Reconciliation of net income per statements of income to
      amounts used in computation of fully diluted earnings per share:
        Net income available to common stockholders                    $  57,613         $(14,663)       $ 166,363   $ 190,906
        Plus dividends on Series C preferred stock                        32,100           16,050           12,573         --
        Adjustments for assumed conversion of Series B preferred
          stock to common stock as of the later of the beginning
          of the period or the date of issuance, August 1, 1990:
        Plus dividends on Series B preferred stock, net of tax (a)            (d)              (d)           4,911       4,538
        Less additional contribution that would have been required for
          the TESOP if Series B preferred stock had been converted            (d)              (d)          (3,612)     (3,232)
                                                                       __________        _________       __________  __________
      Net income, as adjusted                                          $  89,713         $  1,387        $ 180,235   $ 192,212
                                                                       __________        _________       __________  __________
                                                                       __________        _________       __________  __________

    Reconciliation of weighted average number of shares outstanding to amount used in computation of fully diluted earnings per share:
        Weighted average number of shares outstanding                     76,184           75,559           79,011      78,258
        Adjustment to reflect assumed exercise of stock
          options as of the beginning of the period                          223               35               35          67
        Adjustment to reflect assumed conversion of Series B preferred stock to common stock as of the later of the beginning of
          the period or the date of issuance, August 1, 1990                  (d)              (d)           2,166       1,992
                                                                       __________        _________       __________  __________
        Weighted average number of common and common
          equivalent shares outstanding, as adjusted                      76,407           75,594           81,212      80,317
                                                                       __________        _________       __________  __________
                                                                       __________        _________       __________  __________
    Fully diluted net income per average common
      and common equivalent share                                      $    1.17         $   0.02        $    2.22   $    2.39
                                                                       __________        _________       __________  __________
                                                                       __________        _________       __________  __________



    (a) Series B dividends for the year ended December 31, 1993 are not net of income tax benefits associated with unallocated shares in the TESOP in accordance with EITF
         Issue No. 92-3.

    (b) Effect of mandatory conversion of Series C preferred stock for the six months ended December 31, 1992 and the year ended June 30, 1992 have been restated to reflect the common shares issuable at the closing market at December 31, 1993 of $49.40.
    (c) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
    (d) For the year ended December 31, 1993 and the six months ended December 31, 1992 these items are anti- dilutive and thus are omitted from the calculation.

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
                                                       EXHIBIT 12
                          TANDY CORPORATION

            STATEMENT OF COMPUTATION OF RATIOS OF EARNINGS TO
           FIXED CHARGES AND RATIOS OF EARNINGS TO FIXED CHARGES
                       AND PREFERRED DIVIDENDS (1)

                                                  Year Ended     Six Months Ended
                                                 December 31,       December 31,                Year Ended June 30,
                                                 ____________    ________________   ___________________________________________
    (In thousands, except per share amounts)         1993              1992         1992        1991          1990         1989

    Ratios of Earnings to Fixed Charges:

    Income from continuing operations             $ 195,632        $  67,681     $ 210,713   $ 219,935     $ 277,122    $ 303,822
    Plus provision for income taxes                 115,523           35,236       119,785     123,342       167,926      190,754
                                                  _________        _________     _________   _________     _________    _________
    Income before income taxes                      311,155          102,917       330,498     343,277       445,048      494,576

    Fixed charges:

    Interest expense and amortization
      of debt discount                               39,707           20,532        43,154      70,313        58,592       40,583
    Amortization of issuance expense                    409              591           563         400           325          479
    Appropriate portion (33 1/3%) of rentals         67,467           35,109        68,224      63,980        59,123       56,586
                                                  _________        _________     _________   _________     _________    _________
      Total fixed charges                           107,583           56,232       111,941     134,693       118,040       97,648
                                                  _________        _________     _________   _________     _________    _________

    Earnings before income taxes
      and fixed charges                           $ 418,738        $ 159,149     $ 442,439   $ 477,970     $ 563,088    $ 592,224
                                                  _________        _________     _________   _________     _________    _________
                                                  _________        _________     _________   _________     _________    _________

    Ratios of earnings to fixed charges                3.89             2.83          3.95        3.55          4.77         6.06
                                                  _________        _________     _________   _________     _________    _________
                                                  _________        _________     _________   _________     _________    _________

    Ratios of Earnings to Fixed Charges
      and Preferred Dividends:

    Total fixed charges, as above                   107,583           56,232       111,941     134,693       118,040       97,648
    Preferred dividends                              36,738           18,469        20,014       6 875           --           --
                                                  _________        _________     _________   _________     _________    _________
    Total fixed charges and preferred dividends   $ 144,321        $  74,701     $ 131,955   $ 141,568     $ 118,040    $  97,648
                                                  _________        _________     _________   _________     _________    _________
                                                  _________        _________     _________   _________     _________    _________

    Earnings before income taxes, fixed charges
      and preferred dividends                     $ 418,738        $ 159,149     $ 442,439   $ 477,970     $ 563,088    $ 592,224
                                                  _________        _________     _________   _________     _________    _________
                                                  _________        _________     _________   _________     _________    _________

    Ratios of earnings to fixed charges
      and preferred dividends                          2.90             2.13          3.35        3.38          4.77         6.06
                                                  _________        _________     _________   _________     _________    _________
                                                  _________        _________     _________   _________     _________    _________



    (1) The computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and Preferred
         Dividends excludes results of operations from discontinued operations and fixed charges relating to these same operations.

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